                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT [ ]      FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           PRENTISS PROPERTIES TRUST
         (NAME OF REGISTRANT AS SPECIFIED IN ITS DECLARATION OF TRUST)

                           PRENTISS PROPERTIES TRUST
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

PRENTISS PROPERTIES TRUST
3890 WEST NORTHWEST HIGHWAY, SUITE 400
DALLAS, TEXAS 75220



March 31, 1997


Dear Shareholder:

Your Board of Trustees joins me in extending an invitation to attend the 1997 Annual Meeting of Shareholders which will be held on Tuesday, May 6, 1997 at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas 75220. The meeting will start promptly at 12:00 Noon, local time.

We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by shareholders.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Very sincerely yours,


/s/ MICHAEL V. PRENTISS

MICHAEL V. PRENTISS
Chairman of the Board and
Chief Executive Officer

                           PRENTISS PROPERTIES TRUST
                          3890 WEST NORTHWEST HIGHWAY
                              DALLAS, TEXAS 75220
                             ----------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1997
                             ----------------------

     NOTICE IS HEREBY GIVEN, that the 1997 Annual Meeting of Shareholders
(the "Annual Meeting") of Prentiss Properties Trust (the "Company") will be held on Tuesday, May 6, 1997 at the Embassy Suites Hotel at 3880 W. Northwest Highway, Dallas, Texas 75220 at 12:00 Noon, local time, for the following purposes:

     1. To elect one Class I trustee of the Company to serve until the 2000 Annual Meeting of Shareholders and until his respective successor is duly elected and qualified;

     2. To approve the amendment to the Company's 1996 Share Incentive Plan (the 1996 "Plan") to, among other things, increase the number of the Company's common shares, $0.01 par value per share (the "Common Shares"), subject to issuance under the Plan by 950,000 shares;

     3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting be postponed.

     The Board of Trustees has fixed the close of business on March 19, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.


                                    BY ORDER OF THE BOARD OF TRUSTEES

                                    /s/ GREGORY S. IMHOFF

                                    GREGORY S. IMHOFF
                                    Secretary

Dallas, Texas
March 31, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED . IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           PRENTISS PROPERTIES TRUST
                     3890 W. NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS 75220

              ---------------------------------------------------

                                PROXY STATEMENT
              ---------------------------------------------------


                              GENERAL INFORMATION
                    FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 1997

                                                                  March 31, 1997

     This Proxy Statement and the accompanying Form of Proxy and Notice of Annual Meeting is provided in connection with the solicitation of proxies by the Board of Trustees of Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of shareholders to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas 75220, on Tuesday, May 6, 1997 at 12:00 Noon, local time (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220. This Proxy Statement and the Proxy Form and Notice of Annual Meeting, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 31, 1997.

THE COMPANY

     Prentiss Properties Trust (the "Company") was formed under the laws of the state of Maryland on July 12, 1996, to be a self-administered and self-managed real estate investment trust ("REIT"). The Company acquired a sole general partnership interest in Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") through the Company's wholly-owned subsidiary Prentiss Properties I, Inc., a Delaware corporation and owns an approximate 86.0% limited partnership interest in the Operating Partnership.

     The Company has been formed to succeed to substantially all of the interests of Prentiss Properties Limited, Inc. ("PPL") and its affiliates in (i) a portfolio of office and industrial properties and (ii) the national acquisition, property management, leasing, development and construction businesses of PPL and its affiliates (the "Prentiss Group"). The acquisition, property management, leasing, development and construction businesses will be carried out by the Operating Partnership and the Company's majority-owned affiliates, Prentiss Properties Limited, Inc. and Prentiss Properties Limited II, Inc. (collectively, the "Manager").

     On October 22, 1996, the Company commenced operations after completing an initial public offering of 16,000,000 common shares of beneficial interest, $0.01 par value per share ("Common Shares"). The Company issued an additional 2,400,000 common shares on November 1, 1996, pursuant to the exercise of the underwriters' over-allotment option. The combined 18,400,000 Common Shares were issued at a price per share of $20.00 (the "Offering"). The Company used approximately $87.4 million of the net proceeds of the Offering and issued 1,879,897 Common Shares of the Company for a total consideration of approximately $125.0 million to purchase certain limited partners' interests in the Operating Partnership. The Company contributed the remaining net proceeds of the Offering to the Operating Partnership. Subsequent to these transactions, the Company held an approximate 86.0% interest in the Operating Partnership.

     The Prentiss Group members, who, prior to the Offering, collectively served as the general partner of the Operating Partnership, contributed to the Operating Partnership all of their interests in the Operating Partnership, the Initial Properties (as defined below) that were not owned by the Operating Partnership, and certain management contracts of PPL (the "Contracts") in exchange for 3,295,995 limited partnership units in the Operating Partnership ("Units").

     Upon completion of the Offering and certain related transactions (collectively, the "Formation Transactions"), the Company owned 87 properties (the "Initial Properties"), which consisted of 28 office (the "Initial Office Properties") and 59 industrial (the "Initial Industrial Properties") containing an aggregate of 8.9 million net rentable square feet. Between the closing of the Offering and December 31, 1996, the Company has acquired eight additional properties, (the "1996 Acquired Properties"). As of December 31, 1996, the Company owned 95 properties, 33 office and 62 industrial (the "Properties") containing 9.9 million square feet and located in 12 major markets throughout the U.S.

     The 1996 Acquired Properties consist of five Class "A" suburban office properties (the "1996 Acquired Office Properties") totaling approximately 850,000 square feet and three suburban industrial properties totaling approximately 226,000 square feet. The 1996 Acquired Office Properties are located in the Chicago, Illinois; Denver, Colorado; and Northern Virginia markets. The 1996 Acquired Industrial Properties are located in the Chicago, Illinois market. The purchase price of the 1996 Acquired Properties totaled approximately $116.6 million (excluding closing costs) - which was funded principally with borrowings under the Line of Credit totaling $72.8 million, other indebtedness incurred or assumed directly by the Company totaling $35.0 million and approximately $8.8 million of cash reserves.


THE PROXY

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and the accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company.

     The shareholder of record giving the proxy has the power to revoke it either by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by attending the Annual Meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in favor of the proposals. In voting by proxy in regard to the election of one Class I trustee to serve until the 2000 annual meeting of shareholders or until his successor is duly elected and qualified, shareholders may vote in favor of the nominee or withhold their votes as to the nominee ("Proposal One"). With regard to the proposal to amend the Company's 1996 Share Incentive Plan (the "1996 Plan") ("Proposal Two"), shareholders may vote in favor of the proposal, against the proposal or abstain from voting with respect to the proposal. Shareholders may not abstain with respect to the election of trustees.

     Management of the Company requests that each shareholder promptly vote, sign and return a proxy card as soon as possible. Beneficial owners of the Company's Common Shares held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Shares is entitled to one vote. Only shareholders of record at the close of business on March 19, 1997 (the "Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. At the close of business on March 19, 1997, the Company had outstanding 20,280,397 Common Shares.

                                 REQUIRED VOTE

     Under Maryland law and the Company's Declaration of Trust and Bylaws, if a majority of the votes entitled to be cast are present at the Annual Meeting, in person or by proxy, so as to constitute a quorum, (1) with respect to Proposal One concerning the election of the Class I trustee, a plurality of all the votes cast will elect the nominee for trustee and (2) with respect to Proposal Two, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal, the proposal will be approved. Shareholders may not abstain from voting with respect to the election of trustees.



     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL ONE AND
                                                         ---
PROPOSAL TWO.


     No specific provisions of Maryland law or the Company's Declaration of Trust or Bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but abstentions will be counted for the purpose of determining the existence of a quorum. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and "broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of the proposal relating to the election of trustees. Votes "withheld" from a trustee-nominee also have the effect of a negative vote since a plurality of the shares cast at the Annual Meeting is required for the election of each director.



           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934


     Section 16 (a) of the Exchange Act requires officers and Trustees, and persons who beneficially own more than ten percent (10%) of the Company's shares, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Trustees and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies furnished to the Company and representations from the officers and Trustees, the Company believes that all
Section 16(a) filing requirements for the year ended December 31, 1996 applicable to its officers, Trustees and greater than ten percent (10%) beneficial owners were satisfied, with the exception of the following:

     On October 22, 1996, Mr. Mark Doran acquired beneficial ownership of
400 shares of the Company's common shares. Mr. Doran reported his acquisition of the 400 shares of the Company's common shares on his Form 5 which was filed on February 3, 1997.

     Based on written representations from the officers and Trustees, the Company believes that no other Forms 5 for Trustees, officers and greater than ten percent (10%) beneficial owners were required to be filed with the SEC for the period ended December 31, 1996.


                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of March 19, 1997, regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Shares. Unless otherwise indicated, such Common Shares are owned directly and the indicated person has sole voting and investment power with respect thereto.



                                           AMOUNT AND
                                           NATURE OF
      NAME AND ADDRESS                     BENEFICIAL    PERCENT OF
      OF BENEFICIAL OWNER                  OWNERSHIP      CLASS/1/
      -------------------                  ----------    ----------
Cohen & Steers Capital Management, Inc.    2,551,900/2/       12.58%
757 Third Avenue
New York, New York 10017

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Shares as of March 19, 1997, by (i) each person who is a trustee or executive officer of the Company and (ii) the trustees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares the person is expected to hold plus the number of shares for which Units expected to be held by the person are redeemable (if the Company elects to issue Common Shares rather than pay cash upon such redemption). The extent to which the persons will hold Common Shares as opposed to Units is set forth in the notes.
___________________________
/1/  Based upon 20,280,397 shares of outstanding as of March 4, 1997.

/2/ Based solely upon information contained in Schedule 13G/A, dated February 2, 1997.


                                          NUMBER OF SHARES AND
                                           UNITS BENEFICIALLY
                                              OWNED AFTER        PERCENT OF ALL COMMON     PERCENT OF ALL
        NAME OF BENEFICIAL OWNER             THE OFFERING         SHARES AND UNITS(1)     COMMON SHARES(1)
     -----------------------------       ---------------------   ---------------------    ----------------

Michael V. Prentiss (2)(3)  ..............           2,583,698                  10.96%             11.30%

Thomas F. August (2)(4)  .................             342,423                   1.45%              1.66%

Thomas J. Hynes, Jr.(5)  .................               1,100                      *                  *

Barry J.C. Parker (5)  ...................               5,100                      *                  *

Dr. Leonard Riggs, Jr. (5)  ..............               7,600                      *                  *

Ronald G. Steinhart (5)  .................               5,100                      *                  *

Lawrence A. Wilson (5)  ..................                 100                      *                  *

Dennis J. DuBois (2)(6)  .................             210,582                    .89%              1.03%

Richard J. Bartel (7)  ...................               1,100                      *                  *

Mark R. Doran (8)  .......................                 400                      *                  *

Lawrence J. Krueger (7)  .................               1,000                      *                  *

James B. Meyer (9)  ......................                 700                      *                  *

David Robertson (9)  .....................              10,000                      *                  *

Robert K. Wiberg (9)  ....................               1,000                      *                  *
All Trustees and executive officers (11
 persons)   ..............................           3,169,903                  13.45%             13.45%

  * Less than 1%.

(1) Assumes that all Units held by the person are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of all Common Shares and Units assumes that all of the Units held by other persons are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of all Common Stock assumes that none of the Units held by other persons are redeemed for Common Shares.
(2) Includes the principal's allocable share of Units held by PPL and various other Prentiss Group entities (including the trust discussed in 3 below) which received units in the Formation Transactions, in exchange for interests in Properties or the Prentiss Properties Service Business.
(3) Excludes 386,762 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant. Includes Units redeemable for 336,000 Common Shares which are held in a trust of which Mr. Prentiss is a trustee, and in which Mr. Prentiss disclaims beneficial ownership.
(4) Excludes 173,944 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
(5) The Independent Trustees receive a fee of $10,000 per year payable quarterly in Common Shares. The table includes the shares to be issued as of March 19, 1997, based upon the price at January 1, 1997 of $25.00. Excludes 10,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which vest in equal installments over a four-year period on the anniversary date of the grant.
(6) Excludes 64,366 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

(7) Excludes 125,000 for Mr. Krueger and 85,000 for Mr. Bartel of Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
(8) Excludes 75,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
(9) Excludes 50,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.



                  PROPOSAL ONE - ELECTION OF CLASS I TRUSTEE

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

     Trustee Meetings. The business of the Company is under the general management of its Board of Trustees as required by the Company's Declaration of Trust, Bylaws and the laws of Maryland, the Company's state of formation. Nominations of persons for election to the Board of Trustees may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in the Company's Bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Company's Bylaws. Only such person who are nominated in accordance with the procedures set forth in the Company's Bylaws shall be eligible to serve as Trustees. The Company's Declaration of Trust requires that a majority of the Company's trustees must not be officers or employees of the Company or Affiliates of any subsidiary of the Company or any partnership which is an affiliate of the Company ("Independent Trustees"). There are presently seven trustees, including five Independent Trustees. The Board of Trustees held two meetings during 1996, and all of the Company's trustees attended those meetings.

     The Company presently has an Audit Committee and a Compensation
Committee of its Board of Trustees. The Company has no standing Nominating Committee of the Board of Trustees, with the entire Board of Trustees acting in such capacity. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Trustees.

     Audit Committee. The Board of Trustees has established an Audit Committee which currently consists of the three Independent Trustees, Messrs. Steinhart, Riggs, and Parker. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee had no meetings in 1996.

     Compensation Committee. The Board of Trustees has established a Compensation Committee which currently consists of the three Independent Trustees, Messrs. Riggs, Wilson and Hynes. The Compensation Committee determines compensation for the Company's executive officers, establishes salaries of and awards of performance-based bonuses to the Company's executive officers, and determines awards of restricted shares and grants of share options under the Company's share plans. The Compensation Committee met once in 1996, and all of its members attended that meeting.

COMPENSATION OF TRUSTEES

     The Company pays its Trustees who are not officers of the Company fees for their services as trustees. Each such Trustee will receive annual compensation of $10,000 in Common Shares payable quarterly and a fee of $1,250 plus expenses for attendance in person at each meeting of the Board of Trustees, $250 for each telephonic meeting of the Board of Trustees and $500 for each committee meeting attended. In addition, each such Trustee received options under the 1996 Trustees' Share Incentive Plan (the "Trustees' Plan") to purchase 10,000
Common Shares at an exercise price equal to the initial public offering price of the Offering, which options will vest in equal installments over a four-year period on the anniversary of the date of grant. Officers of the Company who are Trustees will not be paid any trustee fees.


THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL ONE.
                                                    ---

NOMINEE FOR CLASS I TRUSTEE.

     The Company's Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of trustees is elected by a majority of the shareholders of the Company at each annual meeting. The Board of Trustees has set at seven the number of trustees constituting the current Board of Trustees, one of whom will be elected at the Annual Meeting.

     The Company has no Nominating Committee of its Board of Trustees, with the entire Board of Trustees acting in such a capacity. The Board of Trustees has nominated the present Class I trustee, Lawrence A. Wilson, to serve as Class I trustee for a three-year term expiring at the Company's annual meeting in 2000. The remaining members of the Board of Trustees will continue as members thereof until their respective terms expire, as indicated below, or until their successors are elected and qualified.

     If any nominee becomes unavailable or unwilling to serve the Company as a trustee for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Trustees has no reason to doubt the availability of the nominee, and he has indicated his willingness to serve as a trustee of the Company if elected by the shareholders at the Annual Meeting.



                    NOMINEE FOR ELECTION AS CLASS I TRUSTEE
                             (TERM EXPIRING 2000)
--------------------------------------------------------------------------------

     LAWRENCE A. WILSON, age 61, currently serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Wilson is President and Chief Executive Officer of HCB Contractors, a construction and project management company that is a subsidiary of the Beck Group. Mr. Wilson also serves as a director of TU Electric. Mr. Wilson holds a L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.


COMMITTEES:  Compensation

INCUMBENT TRUSTEES
Mr. Wilson is the only Class I Trustee at this time. The Company's remaining six trustees have terms that expire in 1998 or 1999.

--------------------------------------------------------------------------------

                         INCUMBENT TRUSTEE -- CLASS II
                             (TERM EXPIRING 1998)

--------------------------------------------------------------------------------

     DR. LEONARD M. RIGGS, JR., age 54, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Dr. Riggs is Chairman and Chief Executive Officer of EmCare, Holdings Inc., a publicly-held physician practice management company specializing in emergency medicine. Dr. Riggs founded EmCare Holdings, Inc. as Emergency Health Service Associates in 1972. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center since 1974. Dr. Riggs is past president of the American College of Emergency Physicians and is a director and member of the compensation committee of American Oncology Resources, Inc. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.


COMMITTEES:  Audit and Compensation

--------------------------------------------------------------------------------



                         INCUMBENT TRUSTEE -- CLASS II
                             (TERM EXPIRING 1998)

--------------------------------------------------------------------------------

     RONALD G. STEINHART, age 56, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Steinhart is Chairman and Chief Executive Officer of Banc One Texas, N.A. and has served in that capacity since 1995. He was also appointed as Regional Executive for Banc One Corporation's operations in Oklahoma, Arizona, Colorado and Utah in 1995. Prior to 1995, Mr. Steinhart served as President and Chief Operating Officer of Banc One Texas, N.A. to which he was appointed in 1992 in connection with the merger of Team Bank into Banc One Texas, N.A. Prior to that merger, Mr. Steinhart served as Chairman and Chief Executive Officer of Team Bank, which he founded as Deposit Guaranty Bank in 1988. Mr. Steinhart served as President and Chief Operating Officer of InterFirst Corporation from 1981 to 1987. Prior to joining InterFirst Corporation in 1980, Mr. Steinhart organized investors to charter and purchase six banks. Mr. Steinhart holds a B.A. degree in accounting and a M.S. in finance from the University of Texas in Austin. He is also a Certified Public Accountant.

COMMITTEES:  Audit

--------------------------------------------------------------------------------

                         INCUMBENT TRUSTEE -- CLASS II
                             (TERM EXPIRING 1998)

--------------------------------------------------------------------------------

     THOMAS F. AUGUST, age 48, serves as President and Chief Operating Officer and Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. August has served as President and Chief Operating Officer of PPL since 1992. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of PPL. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Urban. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an M.B.A. degree from Boston University.

COMMITTEES:  None

--------------------------------------------------------------------------------



                        INCUMBENT TRUSTEE -- CLASS III
                             (TERM EXPIRING 1999)

--------------------------------------------------------------------------------

      BARRY J. C. PARKER, age 49, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Parker is the immediate past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 750 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children's Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer, and Vice President and General Merchandising Manager. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company's F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an M.B.A. degree from the University of Pennsylvania's Wharton School of Finance and Commerce.

COMMITTEES:  Audit
--------------------------------------------------------------------------------



                        INCUMBENT TRUSTEE -- CLASS III
                             (TERM EXPIRING 1999)

--------------------------------------------------------------------------------

      THOMAS J. HYNES, JR., age 57, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Hynes, Jr. is President and Chief Executive Officer of Meredith & Grew Incorporated, a Boston-based real estate brokerage firm, and has served in that capacity since 1988. Mr. Hynes, Jr. has been employed by Meredith & Grew Incorporated since 1965 in which time he has held various offices. Mr. Hynes, Jr. holds a B.A. degree from Boston College.


COMMITTEES:  Compensation
--------------------------------------------------------------------------------

                        INCUMBENT TRUSTEE -- CLASS III
                             (TERM EXPIRING 1999)

--------------------------------------------------------------------------------

     MICHAEL V. PRENTISS, age 53, serves as Chairman of the Board and Chief Executive Officer of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Prentiss, the founder of PPL, has over 25 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $2 billion. From 1987 to 1992 he served as President and Chief Executive Officer of PPL, and since 1992, he has served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban, Executive Vice President and member of the Board of Trustees of Cadillac Fairview, and a member of Cadillac Fairview's Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of the Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.


COMMITTEES:  None



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS BETWEEN COMPANY AND TRUSTEE

     None.


BENEFITS TO RELATED PARTIES

     The Prentiss Group, including the Prentiss Principals, realized certain benefits as a result of the Offering and the Formation Transactions, including the following:

     Receipt of Units by the Prentiss Group.   Members of the Prentiss Group
received a total of 3,295,995 Units in consideration for their interests in the Properties, the Development Parcels, the Options and the Prentiss Properties Service Business in connection with the Formation Transactions. These Units (representing approximately 14% of the equity interests in the Company on a consolidated basis) have a total value of approximately $82.4 million based on the December 31, 1996 closing price of $25.00 per Common Share, compared to a net tangible book value of the assets contributed to the Operating Partnership by the Prentiss Group of approximately $4.7 million. The Company believes that the net tangible book value of the individual assets contributed to the Operating Partnership by the Prentiss Group (which reflects the historical cost of such assets less accumulated depreciation), is less than the aggregate current market value of such assets. Any time after two years following the Closing Date, the members of the Prentiss Group holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a portion of such Units for cash or, at the election of the Company, Common Shares on a one-for-one basis. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will exchange Common Shares for such Units. The Units may provide the members of the Prentiss Group with increased liquidity and, until disposition of certain assets contributed to the Company, with continued deferral of the taxable gain associated with those assets.

     Increase in Prentiss Group's Net Tangible Investment.   Members of the
Prentiss Group realized an immediate increase of $60.7 million in the net tangible book value of their original $5.2 million investment in the Company. The immediate increase is derived from the difference between the net tangible assets per share before and after the Formation Transactions multiplied by the 3,295,995 Units of to be received as consideration. See ''Dilution.''

     Messrs. Prentiss and August Employment Agreements.   Messrs. Prentiss and
August entered into employment agreements with the Company. Each agreement is for an initial term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements provide for base annual compensation (as set forth in ''--Executive Compensation'' above) and incentive compensation to be determined by the Compensation Committee (within the terms set forth in ''--Incentive Compensation'' above). Each employment agreement provides that the Compensation Committee may approve increases in the base salaries. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause. No other employee of the Company will be employed pursuant to an employment agreement.

     The terms of Messrs. Prentiss's and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to the affairs of the Company. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment or the Noncompetition Period (as defined below), in any activity anywhere in the U.S. that competes with the Company (the "Competitive Activities"). These provisions of each employment agreement survive the termination of such agreement until the expiration of the Noncompetition Period. The "Noncompetition Period" is the period beginning on the date of the termination of employment with the Company and ending on the second anniversary of such date.

     Mr. DuBois entered into a noncompetition agreement with the Company that, subject to certain limited exceptions, prohibits him from engaging, directly or indirectly, in Competitive Activities in the Southeastern U.S. and Southwestern U.S. , during the Noncompetition Period. In the event of an involuntary termination of Mr. DuBois' employment, this agreement does not prohibit him from engaging in Competitive Activities, but, during the Noncompetition Period, does prohibit him form (1) soliciting any employee of the Company to leave his or her job and (ii) soliciting any client or identified potential client of the Company during the Noncompetition Period.

     Options Granted.   The Company granted to 70 employees of the Company,
including the Prentiss Principals, and the Independent Trustees, options to purchase an aggregate of 1,651,938 Common Shares under the Company's 1996 Share Incentive Plan at the closing price on the date of grant, subject to certain vesting requirements.

     Maintenance of Debt for Benefit of Prentiss Principals. In connection with the Formation Transactions, the Company agreed to maintain at least $1.3 million of indebtedness secured by certain of the Properties outstanding for three years and to permit certain Prentiss Group members to guaranty such debt through December 31, 1998 in order to defer certain tax consequences associated with the Formation Transactions.

     Restriction on Certain Transfers of The Plaza on Bachman Creek. The Company has agreed that it shall not dispose of The Plaza on Bachman Creek prior to December 31, 1999, unless such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Code, in order to defer certain tax consequences associated with the transfer of the Property to the Company by the Prentiss Group.


REPAYMENT OF TERMINATION FEE NOTE

     PPL held a note from PCIG which was paid with the proceeds of sales of properties owned by PCIG. The Company acquired the PGC, 155 Alexandra Way and Wood Dale 1 & 2 Properties from PCIG and subsequent to the Offering, PPL received a payment from the seller of approximately $500,000 of the sale proceeds from those Properties under the note.

SHARING OF OFFICES AND EMPLOYEES

     The Company shares the executive offices and certain employees with the Manager. Each company bears its share of costs including allocable portions of rent, salaries, office expenses, employee benefits and various fixtures and equipment. To the extent that services are provided between the companies, such services are charged at cost plus a mark up of 15%. The total of these charges paid by the Company from October 22, 1996 throughout December 31, 1996 totaled $198 thousand.


                     TRUSTEES, EXECUTIVES AND COMPENSATION

TRUSTEES AND EXECUTIVE OFFICERS OF THE COMPANY

      The Board of Trustees currently consists of seven members (the "Trustees"), five of whom are independent of the Company (the "Independent Trustees"). The Independent Trustees are those Trustees of the Company who are not officers or employees of the Company, nor do they have any affiliation to an officer or employee or any affiliate of (i) any subsidiary of the Company, or
(ii) any partnership which is an affiliate of the Company. The Board of Trustees is divided into three classes who serve staggered three-year terms with the term of each trustee expiring at the annual meeting of shareholders held three years after his election.

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company.

           NAME              AGE                    POSITION
---------------------------  ---  --------------------------------------------
Michael V. Prentiss           53  Chief Executive Officer and Chairman of the
                                  Board of Trustees (Term
                                  will expire in 1999)
Thomas F. August              48  President, Chief Operating Officer and
                                  Trustee (Term will expire in 1998)
Thomas J. Hynes, Jr.          57  Independent Trustee (Term will expire in
                                  1999)
Barry J. C. Parker            49  Independent Trustee (Term will expire in
                                  1999)
Dr. Leonard M. Riggs, Jr.     54  Independent Trustee (Term will expire in
                                  1998)
Ronald G. Steinhart           56  Independent Trustee (Term will expire in
                                  1998)
Lawrence A. Wilson            61  Independent Trustee (Term will expire in
                                  1997)*
Dennis J. DuBois              51  Executive Vice President and Managing
                                  Director, Southwest Region
Richard J. Bartel             46  Executive Vice President--Financial
                                  Operations and Administration, and
                                  Chief Operating Officer--Property Management
Mark R. Doran                 42  Executive Vice President, Chief Financial
                                  Officer and Treasurer
Lawrence J. Krueger           41  Executive Vice President and Managing
                                  Director, Midwest Region
James B. Meyer                37  Senior Vice President and Managing
                                  Director, Southeast Region
David C. Robertson            40  Senior Vice President and Managing
                                  Director, Western Region
Robert K. Wiberg              41  Senior Vice President and Managing
                                  Director, Mid-Atlantic Region

  *Mr. Wilson was nominated for re-election which will be voted on at the Annual meeting on May 6, 1997.

     The following are biographical summaries of the executive officers of the
Company:

     Dennis J. DuBois serves as Executive Vice President and the Managing Director of the Company's Southwest Region. He is also responsible for development and construction activities for the approximately 1.6 million square foot Park West Office Park, and Park West Commerce Center, a 366-acre industrial park, both in suburban Dallas. Mr. DuBois served as Executive Vice President of PPL since 1994 and from 1987 to 1993 as its General Counsel. He has more than 22 years of real estate experience in acquisitions, development and leasing of major buildings and mixed-use urban properties. Beginning in 1981, Mr. DuBois served as General Counsel for Cadillac Urban. Before joining Cadillac Urban in 1981, Mr. DuBois was a partner in a prominent Baltimore law firm. Mr. DuBois holds a

B.A. degree from the University of Massachusetts and a J.D. from the University of Maryland Law School. He is a member of the Order of the Coif and a member of the Bar in the state of Maryland.

      Richard J. Bartel serves as Executive Vice President--Financial Operations and Administration and Chief Operating Officer--Property Management of the Company. Since 1995, Mr. Bartel has served in similar capacities for PPL, overseeing the operating aspects of its property management business, including quality control, management training and day-to-day operations. He also directs financial operations and administration, including accounting and reporting, taxes, insurance and human resources. Mr. Bartel served as Senior Vice President of Financial Operations of PPL from 1989 to 1995, Vice President of Financial Operations of PPL from 1987 to 1989 and Vice President of Financial Operations of Cadillac Urban from 1986 to 1987. Mr. Bartel holds a B.S. degree in Accounting from the University of Illinois and a Masters in Management from Northwestern University's Kellogg Graduate School of Management. He is also a Certified Public Accountant.

      Mark R. Doran serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Doran is responsible for securing interim and long-term financing and establishing and maintaining relationships with project financing sources. In 1992 and 1993, Mr. Doran served as Senior Vice President and Treasurer of PPL, and in 1990 and 1991 he served as its Vice President and Treasurer. Prior to joining PPL in 1990, Mr. Doran served as Senior Vice President for Lincoln Property Company, where he was responsible for the financing of Lincoln's commercial projects throughout the United States. Mr. Doran holds an M.B.A. degree and a B.B.A. degree in Accounting from Baylor University and is a member of the Urban Land Institute.

     Lawrence J. Krueger serves as Executive Vice President and the Managing Director of the Company's Midwest region. Mr. Krueger has served in that capacity for PPL since 1994. He also has primary responsibility for the development and construction of the 525-acre Continental Executive Parke office and light industrial complex in suburban Chicago. He served as Senior Vice President--Development of PPL from 1990 to 1994, Vice President--Development of PPL from 1987 to 1990 and Vice President--Development Cadillac Urban from 1986 to 1997. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin, Madison. He is a member of the National Association of Industrial and Office Parks, the Industrial Development Research Council and the Japan-American Society of Chicago.

     James B. Meyer serves as Senior Vice President and the Managing Director of the Company's Southeast region. Mr. Meyer has served as Senior Vice President and Managing Director of PPL since 1995, was Senior Vice President from 1994 to 1995 and was a Vice President from 1990 to 1994. Mr. Meyer was also responsible for the acquisition of the 500,000 square foot Cumberland Office Park in Atlanta and the development and sale of One Atlantic Center (IBM Tower), a 1.1 million net rentable square foot landmark building in Midtown Atlanta. Prior to 1990, Mr. Meyer worked in various capacities for Cadillac Fairview, which he joined in 1984. Mr. Meyer holds an M.B.A. from the University of Pennsylvania's Wharton School of Finance and Commerce and a B.S. degree in civil engineering from Purdue University. He has served on the Boards of the Midtown Alliance, Downtown Atlanta Partnership, and numerous other civic and professional organizations.

     David C. Robertson serves as Senior Vice President and the Managing Director of the Company's Western region. Mr. Robertson has served as a Senior Vice President and Managing Director of PPL since 1995, a Vice President since 1993 and a General Manager since 1990. From 1986 to 1990, he worked in various capacities for Cadillac Fairview. Before joining Cadillac Fairview in 1986, Mr. Robertson was responsible for the management of various properties for Gerald D. Hines Interests and Henry S. Miller Management Corporation in Dallas. Mr. Robertson holds a California Real Estate License, and is a candidate for the Certified Property Manager designation from the Institute of Real Estate Management. He received a B.S. in banking and finance from Mississippi State University, and is actively involved in the Institute of Real Estate Management and the Building Owners and Managers Association.

     Robert K. Wiberg serves as Senior Vice President and the Managing Director of the Company's Mid-Atlantic region. Mr. Wiberg has served as a Senior Vice President and Managing Director of PPL since 1995 and a Vice President for Development and Acquisitions since 1990. Prior to joining Cadillac Fairview in 1984, Mr. Wiberg was employed by Coldwell Banker in its Los Angeles office. As Vice President of Development and Acquisitions, Mr. Wiberg was responsible for PPL's development in Washington, D.C. and Northern Virginia, including the Fairview Park project. Mr. Wiberg holds an M.B.A. degree from the University of California, at Berkeley; a Masters degree in City and Regional Planning from Harvard University, and a B.A. degree from Cornell University.

TERMS OF OFFICE; RELATIONSHIPS

     The officers of the Company are elected annually by the Board of Trustees at a meeting held preceding each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Trustees may be removed by the Board of Trustees whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     There are no family relationships among any of the Trustees or executive officers of the Company. Except as described above, none of the Company's Trustees hold trusteeships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any Trustee or officer and any other person pursuant to which that Trustee was nominated or officer was selected.


EXECUTIVE COMPENSATION

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
                                 COMPENSATION DECISIONS

     During 1996, the Company's Compensation Committee of the Board of Trustees consisted of Thomas J. Hynes, Jr., Leonard M. Riggs, Jr., and Lawrence A Wilson, all being Independent Trustees, none of whom was, prior to or during 1996, an officer or employee of the Company. None of such persons had any relationships requiring disclosure under applicable rules and regulations. The Company did not have a policy during 1996 prohibiting its executive officers from participating in deliberation of the Board of Trustees regarding executive compensation. Consequently, Messrs. Prentiss and August, who are also trustees of the Company, were present during deliberations of the Board of Trustees regarding executive compensation during 1996. Messrs. Prentiss and August, in their capacities as trustees, participated in such deliberations.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to the Company's executive officers, and determining awards of restricted shares and grants of share options under the Company's stock plans. The Compensation Committee's policy is to devise and implement compensation for the Company's officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company. The Compensation Committee of the Board of Trustees is comprised of Messrs. Hynes, Riggs and Wilson. None of the members of the Compensation Committee is an employee or officer of the Company.

BASE COMPENSATION AND BONUSES


     Pursuant to the Offering and the Formation Transactions, the compensation of the executive officers for 1996 was established as follows:

         Executive Officer                      Annual Base Salary
         -----------------                      ------------------
Michael V. Prentiss, Chairman of the
 Board, Trustee, and CEO                           180,000   (1)
Thomas F. August, President and COO                175,000   (1)
Richard J. Bartel, Executive Vice
 President                                         160,000   (3)
Mark R. Doran, Executive Vice President
 and CFO                                           150,000   (1)
Dennis J. DuBois, Executive Vice
 President                                         150,000   (2)
Lawrence J. Krueger, Executive Vice
 President                                         160,000   (2)
James B. Meyer, Senior Vice President              140,000   (2)
David C. Robertson, Senior Vice
 President                                         144,000   (2)
Robert K. Wiberg, Senior Vice President            140,000   (2)

________________________
(1) The base salary for Messrs. Prentiss, August and Doran is paid by the Partnership.
(2) The base salary for Messrs. DuBois, Krueger, Meyer, Robertson and Wiberg is paid by the Management Company.
(3) The base salary for Mr. Bartel is split between the Partnership and the Management Company.


      The Compensation Committee will determine annually a bonus plan for the Company's officers, with any future share bonus awards to be issued to the executive officers through the 1996 Plan.

SHARE OPTIONS UNDER 1996 PLAN

      The Compensation Committee has previously approved the grant of share options to the Company's executive officers pursuant to the 1996 Plan, as follows:

      Executive Officer                 Number of Shares Subject to Options
      -----------------                 -----------------------------------
Michael V. Prentiss, Chairman of the
 Board, Trustee, and CEO                              386,762
Thomas F. August, President and COO                   173,944
Richard J. Bartel, Executive Vice
 President                                             85,000
Mark R. Doran, Executive Vice President
 and CFO                                               75,000
Dennis J. DuBois, Executive Vice
 President                                             64,366
Lawrence J. Krueger, Executive Vice
 President                                            125,000
James B. Meyer, Senior Vice President                  50,000
David C. Robertson, Senior Vice
 President                                             50,000
Robert K. Wiberg, Senior Vice President                50,000

     The options vest with each officer at the rate of 33 1/3% per year over a three-year period commencing on the date of grant. The exercise price for each option is $20.00 for the options granted on October 16, 1996, and $23.375 for the options granted on December 17, 1996, which represents the Offering Price for the share options granted at October 16, 1996, and the closing price for the Common Shares on the New York Stock Exchange on December 17, 1996, the effective date of the second grant. To date, none of the options has been exercised. The Compensation Committee may also award shares of restricted shares, performance shares or SARs to the Company's executive officers pursuant to the 1996 Plan. To date, no such awards have been made.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In determining the appropriate compensation for the Company's chief executive officer, the Compensation Committee is guided by the Company's performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of the Company's chief executive officer are considered concurrently with similar adjustments made for the Company's other executive officers.

     Due to the formation of the Company in late 1996, no adjustment to Mr. Prentiss' compensation was made for 1997. No bonus was paid. In future years, the Compensation Committee will review cash compensation levels for chief executive officers of other publicly traded REITs with approximately comparable levels of capitalization as the Company and for various other REITs as reported by the National Association of Real Estate Investment Trust's annual Study of Executive Compensation.

     This report has been furnished by the members of the Compensation
Committee.


                                    Thomas J. Hynes, Jr.
                                    Leonard J. Riggs, Jr.
                                    Lawrence A. Wilson

                               PERFORMANCE GRAPH

     The following graph compares the change in the Company's shareholder return on the Company's Common Shares for the period October 22, 1996, which was the first day the Company's Common Shares traded on the New York Stock Exchange, through December 31, 1996, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), the SNL Securities Office/Industrial REIT Index (the "SNL Office/Industrial REIT Index") and the National Association of Real Estate Investment Trusts Equity Index (the "NAREIT Equity Index") for the same period, assuming a base share price of $100 for the Common Shares and each index for comparative purposes. Total return equals appreciation in share price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.



                           PRENTISS PROPERTIES TRUST


                       [PERFORMANCE GRAPH APPEARS HERE]










                                                  PERIOD ENDING
                               -----------------------------------------------------
        INDEX                  10/16/96 10/31/96 11/15/96 11/30/96 12/15/96 12/31/96
------------------------------------------------------------------------------------
PRENTISS PROPERTIS TRUST        100.00   103.13   112.50   111.88   120.00   126.57
S&P 500                         100.00   100.18   104.88   107.68   103.74   105.54
SNL OFFICE/
  INDUSTRIAL REIT INDEX         100.00   100.07   103.75   105.68   111.14   120.38
NAREIT EQUITY INDEX             100.00   101.36   103.67   105.98   111.49   117.00

                          SUMMARY COMPENSATION TABLE

The following table sets forth the base compensation in effect during the fiscal year ending December 31, 1996.

                                              ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                   -----------------------------------------  ------------------------------------------

                                                                                             SECURITIES
                                                          OTHER ANNUAL        RESTRICTED     UNDERLYING      ALL OTHER
                                                          COMPENSATION          STOCK         OPTIONS,      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)/(1)/  BONUS       ($)            AWARDS ($)      SARS(#)        ($)/(2) /
---------------------------  ----  --------------  -----  ------------        ----------     ----------     ------------

Michael V. Prentiss,
 Chairman of the Board,
 Trustee, and CEO            1996          35,014   N/A         5,283           None          386,762         None

Thomas F. August,
 President and COO           1996          34,041   N/A          None           None          173,944         None

Richard J. Bartel,
 Executive Vice President    1996          31,123   N/A          None           None           85,000         None

Mark R. Doran, Executive
 Vice President and CFO      1996          29,178   N/A          None           None           75,000         None

Dennis J. DuBois,
 Executive Vice President    1996          29,178   N/A          None           None           64,366         None

Lawrence J. Krueger,
 Executive Vice President    1996          31,123   N/A          None           None          125,000         None

(1) Salaries presented represent the amounts paid to the respective executive officers for the period October 22, 1996 (inception of operations) through December 31, 1996.

(2) The executive officers, receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also provided to all other employees of the Company.

Option Grants

     The following table sets forth information regarding grants of share options to the Company's executive officers during the 1996 fiscal year. The options were granted pursuant to the Company's 1996 Plan. No stock appreciation rights ("SARs") were granted during the 1996 fiscal year.

                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                       ASSUMED ANNUAL RATE OF SHARE
                                                                                                       PRICE APPRECIATION FOR OPTION
                                                        INDIVIDUAL GRANTS                                        TERM
                             ------------------------------------------------------------------------  ----------------------------
                                                          OPTIONS
                                                          GRANTED
                              NUMBER OF                     TO                  MARKET
                              SECURITIES                  EMPLOYEE   EXERCISE   PRICE
                              UNDERLYING       % OF         IN       OR BASE    ON DATE
                               OPTIONS        OPTIONS      FISCAL     PRICE    OF GRANT   EXPIRATION    0%
    NAME                      GRANTED(#)     GRANTED(1)     YEAR     ($/SHARE) ($/SHARE)     DATE      ($)   5% ($)       10% ($)
    ----                     ----------      ----------   --------   --------- ---------  ----------   ---   ------       -------
Michael V. Prentiss              386,762       23.4%      386,762    $ 20.00    $ 20.00    10/16/06     0   4,864,615   12,327,961
Thomas F. August                 173,944       10.5%      173,944    $ 20.00    $ 20.00    10/16/06     0   2,187,833    5,544,430
Richard J. Bartel                 75,000        4.5%       75,000    $ 20.00    $ 20.00    10/16/06     0     943,335    2,390,610
Richard J. Bartel                 10,000         .6%       10,000    $23.375    $23.375    12/17/06     0     147,003      372,537
Mark R. Doran                     50,000        3.0%       50,000    $ 20.00    $ 20.00    10/16/06     0     628,890    1,593,740
Mark R. Doran                     25,000        1.5%       25,000    $23.375    $23.375    12/17/06     0     367,508      931,342
Dennis J. DuBois                  39,366        2.4%       39,366    $ 20.00    $ 20.00    10/16/06     0     495,138    1,254,783
Dennis J. DuBois                  25,000        1.5%       25,000    $23.375    $23.375    12/17/06     0     367,508      931,342
Lawrence J. Krueger               75,000        4.5%       75,000    $ 20.00    $ 20.00    10/16/06     0     943,335    2,390,610
Lawrence J. Krueger               50,000        3.0%       50,000    $23.375    $23.375    12/17/06     0     735,015    1,862,684

(1) Represents the percentage of options granted to all employees during the year.


                                                           NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED OPTIONS AT
                                 SHARES                    UNEXERCISED OPTIONS AT YEAR END                 YEAR END
                                ACQUIRED        VALUE      -------------------------------      -------------------------------
      NAME                    ON EXERCISE     REALIZED     EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
      ----                    -----------     --------     -----------       -------------      -----------       -------------
Michael V. Prentiss                -              -              -                 386,762            -              1,933,810
Thomas F. August                   -              -              -                 173,944            -                869,720
Richard J. Bartel                  -              -              -                  75,000            -                375,000
Richard J. Bartel                  -              -              -                  10,000            -                 16,250
Mark R. Doran                      -              -              -                  50,000            -                250,000
Mark R. Doran                      -              -              -                  25,000            -                 40,625
Dennis J. DuBois                   -              -              -                  39,366            -                196,830
Dennis J. DuBois                   -              -              -                  25,000            -                 40,625
Lawrence J. Krueger                -              -              -                  75,000            -                375,000
Lawrence J. Krueger                -              -              -                  50,000            -                 81,250


EMPLOYMENT AGREEMENTS

     Messrs. Prentiss and August entered into employment agreements with the Company on October 22, 1996. Each agreement is for an initial term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements provide for base annual compensation (as set forth in "--Executive Compensation" above) and incentive compensation to be determined by the Compensation Committee (within the terms set forth in "--Incentive Compensation" below). Each employment agreement provides that the Compensation Committee may approve increases in the base salaries. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause. No other employee of the Company is employed pursuant to an employment agreement.

     The terms of Messrs. Prentiss's and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to the affairs of the Company. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment or the Noncompetition Period (as defined below), in any activity anywhere in the U.S. that competes with the Company (the "Competitive Activities"). These provisions of each employment agreement survive the termination of such agreement until the expiration of the Noncompetition Period. The "Noncompetition Period" is the period beginning on the date of the termination of employment with the Company and ending on the second anniversary of such date.

     Mr. DuBois entered into a noncompetition agreement with the Company that, subject to certain limited exceptions, prohibits him from engaging, directly or indirectly, in Competitive Activities in the Southeastern U.S. and the Southwestern U.S., respectively, during the Noncompetition Period. In the event of an involuntary termination of Mr. DuBois' employment, the agreement does not prohibit him from engaging in Competitive Activities, but, during the Noncompetition Period, does prohibit him from (1) soliciting any employee of the Company to leave his or her job and (ii) soliciting any client or identified potential client of the Company during the Noncompetition Period.

                     PROPOSAL TWO - AMENDMENT TO 1996 PLAN

INCREASE MAXIMUM SHARE AUTHORIZATION FROM 2,030,000 SHARES TO 2,980,000 SHARES

     The Board of Trustees approved the 1996 Plan to provide incentives to attract and retain executive officers and key employees. The 1996 Plan was adopted by the Board of Trustees and approved by the Company's sole shareholder prior to the Offering on October 16, 1996. The Board of Trustees proposes that the shareholders approve an increase in the maximum number of Common Shares issuable under the 1996 Plan from 2,030,000 to 2,980,000.

     The proposed amendment to the 1996 Plan will be approved by the shareholders, if a quorum is present at the Annual Meeting, if the number of votes cast in favor of the amendment (Proposal Three) exceeds the number of votes cast in opposition to the amendment.

     The Board of Trustees believes that share options and other share-based awards play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate and retain the caliber of Trustees, officers and other employees necessary to the Company's future growth and success. The amendment is necessary because there are not sufficient Common Shares currently available for grant under the 1996 Plan.

     The Board of Trustees believes that adding more Common Shares to the 1996 Plan will help the Company to achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies. Accordingly, the Board of Trustees has voted, subject to shareholder approval, to increase the number of Common Shares available under the 1996 Plan to 2,980,000.

     The following paragraphs summarize the more significant features of the 1996 Plan. The summary is subject, in all respects, to the terms of the 1996 Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 1996 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220,
Attention:  Corporate Secretary.


SUMMARY OF THE 1996 PLAN

     Prior to the Offering, the Board of Trustees adopted, and the sole shareholder of the Company approved, the 1996 Plan for the purpose of attracting and retaining executive officers, Trustees and employees. The 1996 Plan is administered by the Compensation Committee of the Board of Trustees, or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

     Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Manager, generally will be eligible to participate in the 1996 Plan. The Administrator selects the individuals who will participate in the 1996 Plan (the "Participants"). No Participant may be granted, in any calendar year, options that cover more than 390,000 common shares or share appreciation rights ("SARs") that cover more than 390,000 common shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 50,000 common shares pursuant to an award of Restricted Shares (defined below) or Performance Shares (defined below) for more than 50,000 common shares.

     The 1996 Plan authorizes the issuance of up to 2,030,000 common shares. The Plan provides for the grant of (i) share options not intended to qualify as incentive share options under Section 422 of the Code, (ii) Performance Shares,
(iii) SARs, issued alone or in tandem with options, (iv) Restricted Shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) incentive awards.

The Administrator shall prescribe the conditions which must occur for Restricted Shares to vest or for Performance Shares to vest and incentive awards to be earned.

     In connection with the grant of options under the 1996 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant, and for the balance of the shares on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1996 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to common shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a Participant's termination of employment, it will be forfeited unless the Administrator exercises its discretion to accelerate vesting for the Participant. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any common shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Plan. The exercise price of options granted under the 1996 Plan may not be less than the fair market value of the common shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

     On the effective date of the Offering, options for 1,291,439 common shares were granted to employees and officers, including the officers named in "Executive Compensation" above, at an exercise price equal to $20.00. On November 4, 1996, the Board of Trustees authorized the grant of 1,500 options to employees with ten or more years of service with the Company. Through December 31, 1996, 37,500 options were granted at an exercise price equal to $20.625 per share. On December 17, 1996, the Board of Trustees authorized the grant of 395,000 options in total to various officers and employees at an exercise price equal to $23.375 per share.

      No option, SAR, Restricted Shares, incentive award or Performance Shares may be granted under the 1996 Plan after December 31, 2006. The Board may amend or terminate the 1996 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Plan (other than an adjustment or automatic increase described above); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL TWO.
                                        ---


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The Board of Trustees will provide for presentation of proposals by shareholders at the 1998 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals, and the Company's By-Laws, a copy of which is available upon written request from the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the 1998 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before March 7, 1998 for inclusion in the Company's proxy statement and the form of proxy relating to the 1998 annual meeting; provided, however, that if the 1998 annual meeting is advanced by more than 30 days or delayed for more than 60 days from the date of the first anniversary of the 1997 annual meeting, such written notice must be received by the Company no earlier than the 90th day prior to the date of the 1998 annual meeting and no later than the later of the 60th day prior to such meeting or the tenth day after the first public announcement of the date of such meeting.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand, L.L.P. has served as auditors for the Company and its subsidiaries for the year ended December 31, 1996 and will continue to so serve for the year ending December 31, 1997 until and unless changed by action of the Board of Trustees.

      A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.



                                 OTHER MATTERS

      The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

      The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to Thomas F. August, the Company's President and Chief Operating Officer, at 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220, telephone (214) 654-0886, a copy of the Company's Annual Report or Form 10-K for the fiscal year ended December 31, 1996, including the financial statements and financial statement schedules filed by the Company with the SEC.



                                    BY ORDER OF THE BOARD OF TRUSTEES


                                    /s/ MICHAEL V. PRENTISS

                                    MICHAEL V. PRENTISS,
                                    CHAIRMAN OF THE BOARD AND
                                    CHIEF EXECUTIVE OFFICER

March 31, 1997

                           PRENTISS PROPERTIES TRUST

       Proxy Solicited on Behalf of the Board of Trustees of the Company
                     for the Annual Meeting on May 6, 1997

The undersigned hereby constitutes and appoint Gregory S. Imhoff, Secretary and
J. Kevan Dilbeck, Corporate Counsel and each of them (the "Proxy Committee"), his or her true and lawful agents and proxies, with full power of substitution in each to represent the undersigned at the annual meeting of shareholders of Prentiss Properties Trust to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas, 75220, on Tuesday, May 6, 1997, and at any adjournments thereof, on all matters coming before said meeting. Receipt of the notice of the meeting and the proxy statement, both dated March 31, 1997, is acknowledged. The following items of business will be considered at the aforesaid annual meeting.

1. Election of One Trustee Nominee:

   Lawrence A. Wilson

2. Approve the amendment to the Company's 1996 Share Incentive Plan to increase the number of the Company's Common Shares, $0.01 par value per share subject to issuance under the plan by 950,000 Shares.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEE'S RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL THE SHARES (WHETHER COMMON OR PREFERRED, AND IF PREFERRED, OF ANY CLASS OR SERIES) THAT YOU OWN.

    Please mark your
[X] votes as in this
    example.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2.

--------------------------------------------------------------------------------
The Board of Trustees recommends a vote FOR such nominee, and FOR amendment to the 1996 Share Incentive Plan.
--------------------------------------------------------------------------------


                  FOR  WITHHELD                            FOR  AGAINST ABSTAIN
                  ___    ___                               ___    ___     ___
1. Election of   |   |  |   |    2. Amendment to the 1996 |   |  |   |   |   |
   Trustees      |___|  |___|       Share Incentive Plan  |___|  |___|   |___|
   (See reverse)
For, except vote withheld from the
following nominee(s):


----------------------------------

--------------------------------------------------------------------------------

                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                        ----------------------------------------


                                        ----------------------------------------
                                        SIGNATURES(S)                    DATE